                                                                    Exhibit 99.4

                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

     The undersigned, who has agreed to serve as a member of the Board of Directors of Infonautics, Inc. (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement.


Dated: June 27, 2001

                                                 /s/ Erez Gissen
                                                 ---------------------------
                                                 Erez Gissen